                                                                    EXHIBIT 4.12


                          REGISTRATION RIGHTS AGREEMENT

                                  April 1, 2002

     To Each of the Several Purchasers to the Series A Convertible Preferred Stock Subscription and Purchase Agreement of even date herewith

Dear Sirs:

     This will confirm that in consideration of your agreement on the date hereof to purchase an aggregate of 4,200 shares of Series A Convertible Preferred Stock, $0.01 par value per share of Edge Technology Group, Inc., a Delaware corporation (the "Company"), pursuant to the Subscription and Securities Purchase Agreement of even date herewith (the "Purchase Agreement") between the Company and you and as an inducement to you to consummate the transactions contemplated by the Purchase Agreement, the Company covenants and agrees with each of you as follows:

     1. Certain Definitions. As used in this Agreement, the following terms
        -------------------
shall have the following respective meanings:

        "Commission" shall mean the Securities and Exchange Commission, or any
         ----------
other federal agency at the time administering the Securities Act.

         "Common Stock" shall mean the Common Stock, $.01 par value, of the
          ------------
Company, as constituted as of the date of this Agreement.

        "Conversion Shares" shall mean shares of Common Stock issued upon
         -----------------
conversion of the Preferred Shares.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as
         ------------
amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        "Preferred Shares" shall mean at any time, the number of shares of
         ----------------
Series A Convertible Preferred Stock which are then currently outstanding.

        "Purchasers" shall mean the several Purchasers named in Schedule I to
         ----------                                             ----------
the Purchase Agreement.

        "Registration Expenses" shall mean the expenses so described in
         ---------------------
Section 8.

        "Restricted Stock" shall mean the Conversion Shares, excluding
         ----------------
Conversion Shares which (a) have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with registration statement covering them or (b) have become eligible for public re-sale pursuant to Rule 144 under the Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any
      --------------
similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        "Selling Expenses" shall mean the expenses so described in Section 8.
         ----------------

     2. Required Registration.
        ---------------------

        a. At the earlier of (i) any time after the first anniversary of the Closing Date as such term is defined in the Purchase Agreement, or (ii) at the time at which a demand to register other restricted stock of the Company (other than employee stock options on Form S-8) is made by the holders thereof, then the holders of Restricted Stock constituting at least 40% of the total shares of Restricted Stock then outstanding may request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice. For purposes of this Section 2 and Section 3, 10(a) and 10(d), the term "Restricted Stock" shall be deemed to include the number of shares of Restricted Stock which would be issuable to a holder of Preferred Shares upon conversion of all such Preferred Shares held by such holder at such time, provided, however, that the only
                                              --------  -------
     securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to effect, nor to take any action to effect, any such registration pursuant to this Section 2 during the period starting with the date forty-five (45) days prior to the Company's good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a Company-initiated registration ; provided that the Company is actively employing in good
                    --------
     faith all reasonable efforts to cause such registration statement to become effective.

        b. Following receipt of any notice under this Section 2, the Company shall immediately notify all holders of Restricted Stock from whom notice has not been received and shall use commercially reasonable efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the Company will designate the managing underwriter of such offering. The Company shall be obligated to register Restricted Stock pursuant to this Section 2 on one occasion only, provided,
                                                                       --------
     however, that such obligation shall be deemed satisfied only when a
     -------
     registration statement covering all shares of Restricted


Registration Rights Agreement - Page 2

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     Stock specified in notices received and not rescinded as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

         c. The Company and any other holders of Common Stock which the Company shall permit to participate shall be entitled to include in any registration statement referred to in this Section 2, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company or such other holders for their own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold.

     3. Incidental Registration. If the Company at any time (other than pursuant
        -----------------------
to Section 2) proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder, received by the Company within 10 business days after the giving of any such notice by the Company, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), the Company will use its commercially reasonable efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock so registered. In the event that any registration pursuant to this Section 3 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that such number of shares of Restricted Stock shall
         --------  -------
not be reduced if any shares are to be included in such underwriting for the account of any executive officer or director of the Company. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 3 without thereby incurring any liability to the holders of the Restricted Stock.

     4. Registration Procedures. If and whenever the Company is required by the
        -----------------------
provisions of Section 2 or 3 to use commercially reasonable efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, use commercially reasonable efforts to:



Registration Rights Agreement - Page 3

         a. prepare and file with the Commission a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

         b. prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

         c. furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

         d. use commercially reasonable efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the
                                                    --------  -------
     Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

         e. use commercially reasonable efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;


         f. immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

         g. if the offering is underwritten and at the request of any seller of Restricted Stock, use commercially reasonable efforts to furnish on the date that Restricted Stock is



Registration Rights Agreement - Page 4
     delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters, stating that such registration statement has become effective under the Securities Act and that (A) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and
     (C) to such other effects as reasonably may be requested by counsel for the underwriters and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

         h. make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

     For purposes of Section 4(a) and 4(b) and of Section 2(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchase by it or a period of 90 days, which ever first occurs, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the later of the sale of all Restricted Stock covered thereby and 90 days after the effective date thereof.

     In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.


Registration Rights Agreement - Page 5

          In connection with each registration pursuant to Sections 2 or 3 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     5. Expenses. All expenses incurred by the Company in complying with
     ------------
sections 2 or 3, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and reasonable fees and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called "Selling Expenses".

        The Company will pay all Registration Expenses in connection with each registration statement under Sections 2 or 3. All Selling Expenses in connection with each registration statement under Sections 2 or 3 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

     6. Indemnification and Contribution.
        --------------------------------


          a. In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 2 or 3, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 2 or 3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such
             --------  -------
     case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an

Registration Rights Agreement - Page 6
     untrue statement or omission so made in conformity with information furnished by any seller, any underwriter or any controlling person specifically for use in such registration statement or prospectus. It is agreed that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

          b. In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 2 or 3, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 2 or 3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that
                                                        --------  -------
     such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished to the Company by such seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability
                                  --------  -------  -------
     of each seller hereunder shall not in any event to exceed the proceeds received by such seller from the sale of Restricted Stock covered by such registration statement. It is agreed that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of seller hereunder (which consent shall not be unreasonably withhold or delayed).

          c. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this

Registration Rights Agreement - Page 7

     Section 6 and shall only relieve it from any liability which it may have to such indemnified party under this Section 6 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the
                                       --------  -------
     defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interest of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          d. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or
     (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 6; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such
                        --------  -------
     holder will be required to contribute any amount in excess of the public offering price of all such Restricted Stock offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

Registration Rights Agreement - Page 8

     7. Changes in Common Stock. If, and as often as, there is any change in the
        -----------------------
Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

     8. Rule 144 Reporting. With a view to making available the benefits of
        ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

          a. make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          b. use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          c. furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

     9. Representations and Warranties of the Company.
        ---------------------------------------------- The Company represents and warrants to you as follows:

          a. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or there agency of government, the Charter or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

Registration Rights Agreement - Page 9

          b. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

     10. Miscellaneous.
         -------------

          a. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Preferred Shares or Restricted Stock), whether so expressed or not, provided, however, that registration rights conferred herein on the holders of Preferred Shares or Restricted Stock shall only inure to the benefit of a transferee of Preferred Shares or Restricted Stock if (i) there is transferred to such transferee at least 100 shares in the aggregate of Preferred Shares or 100,000 shares in the aggregate of Restricted Stock or (ii) such transferee is a partner, shareholder or affiliate of a party hereto.

          b. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

          if to the Company or any other party hereto, at the address of such party set forth in the Purchase Agreement;

          if to any subsequent holder of Preferred Shares or Restricted Stock, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Preferred Shares or Restricted Stock) or to the holders of Preferred Shares or Restricted Stock (in the case of the Company) in accordance with the provisions of this paragraph.

          c. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

          d. This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least two-thirds (2/3) of the voting power of the outstanding shares of Restricted Stock.

          e. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Registration Rights Agreement - Page 10

          f. The obligations of the Company to register shares of Restricted Stock under Sections 2 or 3 shall terminate on the tenth anniversary hereof.

          g. If the Company grants to any third party any registration rights more favorable in any material respect than any of those contained herein, then the registration rights under this Agreement shall automatically be amended without the requirement of further action by the Purchasers to be equivalent to such more favorable rights.

          h. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

Registration Rights Agreement - Page 11

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.

                    COMPANY:

                    EDGE TECHNOLOGY GROUP, INC.

                    By:       --------------------------------------------------

                    Name:     --------------------------------------------------

                    Title:    --------------------------------------------------

                    Address:  --------------------------------------------------

                              --------------------------------------------------

                              --------------------------------------------------

                    Facsimile:--------------------------------------------------

                    Telephone:--------------------------------------------------



                    PURCHASERS:


                    By:       --------------------------------------------------

                    Name:     --------------------------------------------------

                    Title:    --------------------------------------------------

                    Address:  --------------------------------------------------

                              --------------------------------------------------

                              --------------------------------------------------

                    Fax:      --------------------------------------------------

                    Tel.:     --------------------------------------------------


Edge Technology Group, Inc. - Page 12